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                                                                    Exhibit 23.5
                                                     RODGERS CAPITAL GROUP, L.P.




June 4, 1999


Mr. Drew Edwards
Chief Executive Officer
Towne Services, Inc.
3295 River Exchange Drive
Suite 350
Norcross, GA 30092

Dear Mr. Edwards:

We hereby consent to the summarization of our fairness opinion dated April 16, 1999 in the Prospectus constituting a part of Towne Services Inc.'s Registration Statement on Form S-4 (Registration No. 333-76493), and to the inclusion of our fairness opinion as Appendix D to the Proxy Statement/ Prospectus which is part of the Registration Statement.


Sincerely,

/s/ W. Mark Gill

W. Mark Gill
President
Rodgers Capital Group, L.P.